SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 8-K/A-1

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 5, 1996


                                 CONSYGEN, INC.
    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             (Exact Name of Registrant as Specified in Its Charter)


      Texas                          0-17598                  76-0260145
 .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .   .
  (State or Other                   (Commission            (I.R.S. Employer
   Jurisdiction                     File Number)          Identification No.)
  of Incorporation)


  10201 S. 51st Street, Suite 140, Phoenix, AZ                   85044
 .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .   .
   (Address of Principal Executive Offices)                    (Zip Code)


                                                             (602) 496-4545
Registrant's telephone number, including area code  .  .  .  .  .  .  .  .  .  .

 .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .
(Former Name or Former Address, If Changed Since Last Report)




ITEM 1. CHANGES IN CONTROL OF REGISTRANT

         On September 5, 1996, the Registrant acquired all the issued and outstanding capital stock of ConSyGen, Inc., an Arizona corporation (the "Acquired Company"), from the stockholders of such corporation, including Robert
L. Stewart, who was then the controlling stockholder of the Acquired Company. The Acquired Company is engaged in the business of rendering automated software conversion services, and its assets consist primarily of proprietary software conversion technology. The Registrant intends to continue to use the assets of the Acquired Company to render automated software conversion services. In connection with the acquisition of the Acquired Company, the Registrant issued an aggregate 13,125,000 shares of its common stock, of which 9,275,000 shares were issued to the stockholders of the Acquired Company. The number of shares issued to the stockholders of the Acquired Company in connection with the acquisition was based upon a determination by the Board of Directors of the Registrant as to the fair market value of the business of the Acquired Company. For accounting purposes, the transaction has been treated as a recapitalization of the Acquired Company, with the Acquired Company being treated as the acquiror ("reverse acquisition").

         In connection with the acquisition, the stockholders of the Acquired Company surrendered 9,275,000 shares of Common Stock, being all the issued and outstanding capital stock of the Acquired Company, of which 8,187,000 shares were surrendered by Robert L. Stewart, the former controlling stockholder of the Acquired Company, who, in connection with the acquisition, acquired control of the Registrant. The basis of the controlling stockholder's control of the Registrant is the percentage of the issued and outstanding voting securities of the Registrant beneficially owned by such person. Following the acquisition, the former stockholders of the Acquired Company beneficially owned in the aggregate approximately 69% of the issued and outstanding voting securities of the Registrant, including 8,187,000 shares owned beneficially by Mr. Stewart (now the controlling stockholder of the Registrant), which represent approximately 61% of the issued and outstanding voting securities of the Registrant. Carl H. Canter was the former controlling stockholder of the Registrant, who relinquished control of the Registrant in connection with the acquisition.

ITEM 2. ACQUISITION OF ASSETS

         Please refer to Item 1, Changes in Control of Registrant, for a description of the transaction in which the Registrant acquired a significant amount to assets.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Business Acquired.





REPORT OF INDEPENDENT ACCOUNTANTS
---------------------------------


The Board of Directors and Stockholders
ConSyGen, Inc. (An Arizona Corporation)



We have audited the accompanying balance sheet of ConSyGen, Inc. (an Arizona corporation) as of December 31, 1995 and 1994, and the related statements of operations, changes in stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ConSyGen, Inc. (an Arizona corporation) as of December 31, 1995 and 1994, and the results of its operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred recurring losses from operations and has a working capital and stockholders' deficit. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                              WOLINETZ, GOTTLIEB & LAFAZAN, P.C.


Rockville Centre, New York
April 18, 1997






                                 CONSYGEN, INC.
                                  BALANCE SHEET

                                     ASSETS
                                     ------

                                                                             December 31,
                                                                   --------------------------------
                                                                      1995                  1994
                                                                   ----------            ----------
Current Assets:
  Cash                                                             $    3,419            $   13,866
  Accounts Receivable (Net of Allowance for
    Doubtful Accounts of $15,910 in 1994)                               1,876                21,347
  Debt Issuance Expense (Net of Accumulated
    Amortization of $40,000 in 1995)                                  100,000                 -
  Prepaid Expenses                                                      -                    11,502
                                                                   ----------            ----------
         Total Current Assets                                         105,295                46,715

Furniture and Equipment (Net of Accumulated
  Depreciation of $84,352 in 1995 and
  $73,858 in 1994)                                                     60,517                10,084

Other Assets                                                            6,789                 6,789
                                                                   ----------            ----------
Total Assets                                                       $  172,601            $   63,588
                                                                   ==========            ==========


                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

Current Liabilities:
  Notes Payable                                                    $  225,311            $   96,019
  Loans Payable                                                        88,000                 8,000
  Loans Payable - Related Parties                                     870,010               459,954
  Accounts Payable                                                    117,201               103,598
  Accrued Liabilities                                                 256,738               166,080
  Deferred Revenues                                                     7,386                 8,601
                                                                   ----------            ----------
         Total Current Liabilities                                  1,564,646               842,252
                                                                   ----------            ----------

Commitments and Contingencies

Stockholders' Deficit:
  Common Stock, $.01 Par Value, 20,000,000 Shares
    Authorized, Issued and Outstanding 6,699,994 Shares
    in 1995 and 5,999,994 Shares in 1994                               67,000                60,000
  Additional Paid-In Capital                                        9,141,719             8,641,703
  Accumulated Deficit                                             (10,600,764)           (9,480,367)
                                                                   ----------            ----------
         Total Stockholders' Deficit                               (1,392,045)             (778,664)
                                                                   ----------            ----------
Total Liabilities and Stockholders' Deficit                        $  172,601            $   63,588
                                                                   ==========            ==========


The accompanying notes are an integral part of the financial statements.






                                 CONSYGEN, INC.
                             STATEMENT OF OPERATIONS

                                                       For The Year Ended
                                              ------------------------------------
                                                          December 31,
                                              ------------------------------------
                                                   1995                  1994
                                              --------------        --------------
Revenues                                      $     328,546         $      790,466
                                              -------------         --------------

Costs and Expenses:
  Cost of Sales                                     199,561                213,068
  Software Development                              492,399                587,552
  General and Administrative Expenses               644,204                585,196
  Interest Expense                                  112,779                 59,788
                                              -------------         --------------
         Total Costs and  Expenses                1,448,943              1,445,604
                                              -------------         --------------
Net Loss                                      $  (1,120,397)        $     (655,138)
                                              =============         ==============


The accompanying notes are an integral part of the financial statements.





                                 CONSYGEN, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                 Additional                          Total
                                                                 ----------                          -----
                                             Common Stock          Paid-In        Accumulated      Stockholders'
                                             ------------          -------        -----------      -------------
                                          Shares      Amount       Capital          Deficit           Deficit
                                          ------      ------       -------          -------           -------
Balance - January 1, 1994              5,499,994    $ 55,000    $5,445,000        $ (8,825,229)    $  (3,325,229)

    Issuance of Common Stock
      as Payment of Debt                 500,000       5,000       495,000               -               500,000

    Debt Cancellation by
      Related Party                        -           -         2,680,210               -             2,680,210

    Interest on Loans                      -           -            21,493               -                21,493

    Net Loss                               -           -             -                (655,138)         (655,138)
                                       ---------    --------    ----------        ------------     -------------
Balance - December 31, 1994            5,999,994      60,000     8,641,703          (9,480,367)         (778,664)

    Issuance of Common Stock
      for Services                       700,000       7,000       343,000               -               350,000

    Interest on Loans                      -           -            67,016               -                67,016

    Debt Issuance Expense                  -           -            90,000               -                90,000

    Net Loss                               -           -             -              (1,120,397)       (1,120,397)

                                       ---------    --------    ----------        ------------     -------------
Balance - December 31, 1995            6,699,994    $ 67,000    $9,141,719        $(10,600,764)    $  (1,392,045)
                                       =========    ========    ==========        ============     =============


The accompanying notes are an integral part of the financial statements.






                                 CONSYGEN, INC.
                             STATEMENT OF CASH FLOWS

                                                                               For The Year Ended
                                                                      ------------------------------------
                                                                                  December 31,
                                                                      ------------------------------------
                                                                           1995                  1994
                                                                      --------------        --------------
Cash Flows From Operating Activities:
  Net Loss                                                            $  ( 1,120,397)       $     (655,138)
  Adjustments to Reconcile Net Loss to Net Cash
    Provided (Used) by Operating Activities:
      Depreciation                                                            10,494                 8,215
      Stock Issuance for Services                                            300,000               500,000
      Change in Allowance for Doubtful Accounts                              (15,910)                -
      Loss on Abandonment                                                      -                    29,016
      Amortization of Debt Issuance Expense                                   40,000                 -
      Loan Interest - Additional Paid-In  Capital                             67,016                21,493
      Changes in Operating Assets and Liabilities:
         Accounts Receivable                                                  35,381               149,164
         Other Assets                                                         11,502                 2,497
         Accounts Payable                                                     13,603                 9,934
         Accrued Liabilities                                                  90,658                83,357
         Deferred Revenues                                                    (1,215)                8,601
                                                                      --------------        --------------

         Net Cash Provided (Used) by Operating Activities                   (568,868)              157,139
                                                                      --------------        --------------

Cash Flows From Investing Activities:
  Purchases of Furniture and Equipment                                       (60,927)               (9,594)
                                                                      --------------        --------------

         Net Cash (Used) by Investing Activities                             (60,927)               (9,594)
                                                                      --------------        --------------

Cash Flows From Financing Activities:
  Proceeds of Loans and Notes Payable                                        212,492                50,000
  Payments of Loans and Notes Payable                                         (3,200)               (8,700)
  Proceeds of Loans Payable - Related Parties                                433,407               324,802
  Payments of Loans Payable - Related Parties                                (23,351)             (587,175)
  Repayment of Loans Receivable - Related Parties                              -                    86,167
                                                                      --------------        --------------

         Net Cash Provided (Used) by Financing Activities                    619,348              (134,906)
                                                                      --------------        --------------

Net Increase (Decrease) in Cash                                              (10,447)               12,639

Cash - Beginning of Year                                                      13,866                 1,227
                                                                      --------------        --------------

Cash - End of Year                                                    $        3,419        $       13,866
                                                                      ==============        ==============


The accompanying notes are an integral part of the financial statements.





                                 CONSYGEN, INC.
                             STATEMENT OF CASH FLOWS
                                   (Continued)

                                                                               For The Year Ended
                                                                      ------------------------------------
                                                                                  December 31,
                                                                      ------------------------------------
                                                                           1995                  1994
                                                                      --------------        --------------
Supplemental Cash Flow Information:

  Cash Paid for Interest                                              $       24,491        $       14,919
                                                                      ==============        ==============

  Cash Paid for Income Taxes                                          $        -            $        -
                                                                      ==============        ==============

Supplemental Disclosure of Non-Cash Financing Activities:

  Cancellation of Debt  into  Additional
     Paid-In Capital - Related Parties                                $        -            $    2,680,210
                                                                      ==============        ==============

  Issuance of Common Stock  as  Debt Issuance Expense                 $       50,000        $        -
                                                                      ==============        ==============

  Issuance of Common Stock  as  Payment of Debt -
     Related Parties                                                  $        -            $      500,000
                                                                      ==============        ==============

  Debt Issuance Expense  as  Additional Paid-In Capital               $       90,000        $        -
                                                                      ==============        ==============


The accompanying notes are an integral part of the financial statements.






                                 CONSYGEN, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995


NOTE 1 -     Operations and Basis of Presentation
             ------------------------------------

             ConSyGen, Inc. (the "Company") (formerly known as International Data Systems, Inc.) is an Arizona corporation engaged in the business of rendering automated software conversion services, including "year 2000" conversions in the United States and abroad. During 1989, management formalized plans to focus its efforts on automated conversion services. Until 1995, the Company licensed its proprietary computer software used in the hotel and airline industries, and provided software maintenance services. In 1996 the Company discontinued its practice of software licensing and providing maintenance services. The Company's future operations are dependent, in part, upon its ability to protect and further develop its proprietary software conversion technology. The Company operates in an industry where its competitors have greater capital resources to devote to the development and marketing of their technologies. The Company believes that its proprietary software provides fully automated conversion solutions, including year 2000 conversion services.

             On September 5, 1996, the Company was acquired by C Square Ventures, Inc. ("C Square"), a publicly held company incorporated in the state of Texas, in a stock-for-stock transaction whereby the stockholders of the Company surrendered all of the issued and outstanding shares of common stock of the Company in exchange for 9,275,000 shares of C Square stock, representing approximately 69% of all the issued and outstanding common stock of C Square at the date of closing. In connection with the acquisition, outstanding options to purchase 1,275,000 shares of the Company's common stock granted under the Company's Non-Qualified Stock Option Plan were terminated and C Square adopted a new Non-Qualified Stock Option Plan (see Note 9). In addition, the Company terminated warrants to purchase 1,000,000 shares of common stock in connection with the acquisition, and C Square issued replacement warrants to purchase 1,000,000 shares of common stock of C Square (see Note 10). As a result of the acquisition, the Company became a wholly-owned subsidiary of C Square. For accounting purposes, this transaction has been treated as a reverse acquisition (purchase), with the Company being the acquiror and C Square being the acquired company. Subsequent to the acquisition, C Square changed its legal name to ConSyGen, Inc. (a Texas corporation) (see Note 10).

             The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses from operations and has a working capital and stockholders' deficit. These factors raise substantial doubt about the Company's ability to continue as a going concern. As indicated in Note 10, management's plans in this regard include forming strategic alliances with computer hardware and consulting firms to perform data conversions and "year 2000" conversions using the
Company's proprietary technological processes. In addition, the Company and C Square had raised an aggregate of approximately $2.2 million in debt financing, of which approximately $1.2 million was converted into equity, and the Company and C Square intend to raise additional funds. However, the success of these planned measures cannot be determined at this time. Continuation of the Company is dependent on (1) achieving sufficiently profitable operations and (2) obtaining adequate financing. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.






                                 CONSYGEN, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995


NOTE 2 -     Summary of Significant Accounting Policies
             ------------------------------------------

             Use of Estimates
             ----------------

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

             Revenue Recognition
             -------------------

             Revenue is  recognized  in  accordance  with  Statement of Position
91-1, "Software Revenue Recognition". Accordingly, revenue from software licensing is recognized when delivery of the software has occurred, a signed noncancelable license agreement has been received from the customer and any remaining obligations under the license agreement are insignificant. Revenue related to insignificant obligations is deferred and recognized as the obligations are fulfilled. Revenue from software license fees related to the Company's obligation to provide certain post-contract customer support without charge for the first year of the license is unbounded from the license fee at its fair value and is deferred and recognized on a straight-line basis over the contract support period. Revenue from annual or other renewals of maintenance contracts (including Long-Term contracts) is deferred and recognized on a straight-line basis over the term of the contracts. In 1996, the Company discontinued its practice of software licensing and entering into maintenance contracts.

             Furniture and Equipment
             -----------------------

             Furniture  and  equipment  is  stated  at  cost,  less  accumulated
depreciation.   Deprecation  is  computed  by  both  straight-line   method  and
accelerated methods over the estimated useful lives of the related assets.

             Debt Issuance Expense
             ---------------------

             Costs associated with the Company's debt financing transactions have been capitalized. These costs include the value of common stock issued, both by the Company or directly from a significant stockholder, as consideration for obtaining various loans. Such costs are being amortized over the terms of the related loans.

             Product Development
             -------------------

             Under the criteria set forth in Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", capitalization of software development costs begins upon the establishment of technological feasibility of the product. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenues, estimated economic product lives and changes in software and hardware technology. Amounts related to internal software development that could be capitalized under this statement were immaterial.



                                 CONSYGEN, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995


NOTE 2 -     Summary of Significant Accounting Policies: (Continued)
             -------------------------------------------

             Recently Issued Accounting Standards
             ------------------------------------

             Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", which is required to be adopted by the Company in 1996, is not expected to have a material effect on the Company's financial position or its results of operations upon adoption. Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", is required to be adopted by the Company in 1996. Pursuant to the provisions of Statement of Financial Accounting Standards No. 123, the Company will continue to account for transactions with its employees pursuant to Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Therefore, this Statement is not expected to have a material effect on the Company's financial position or its results of operations when adopted.

             Fair Value of Financial Instruments
             -----------------------------------

             The  estimated  fair  value  of  financial   instruments  has  been
determined by the Company using available market information and valuation methodologies. Considerable judgment is required in estimating fair values. Accordingly, the estimates may not be indicative of the amounts the Company could realize in a current market exchange. The carrying amounts of cash, accounts receivable and accounts payable approximate fair value.


NOTE 3 -     Loans Payable - Related Parties
             -------------------------------

             Loans payable to related parties with interest imputed at 10% per annum, are due on demand and are unsecured (see Note 8).




                                 CONSYGEN, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995


NOTE 4 -     Notes Payable
             -------------

             Notes payable consist of the following:

                                                             December 31,
                                                     ---------------------------
                                                       1995               1994
                                                     --------           --------
             Note payable, bearing Interest
             at 24% per  annum,  no  stated
             maturity,  and  unsecured.  As
             additional   consideration  to
             the   lender  for  making  the
             loan, the Company  granted the
             lender an  option to  purchase
             100,000    shares    of    the
             Company's   common   stock  at
             $1.00 per share.                        $ 50,000           $ 50,000

             Note payable, bearing interest
             at 10% per  annum,  no  stated
             maturity  and  unsecured.   As
             additional   consideration  to
             the   lender  for  making  the
             loan,      a       significant
             stockholder  personally issued
             to the lender 30,000 shares of
             his  common  stock,  valued at
             $1.00 per share.  The value of
             such     shares    has    been
             capitalized  as debt  issuance
             expense.                                  30,000              -

             Note payable, bearing interest
             at 10% per annum, due July 31,
             1996  and   unsecured.   Since
             August 1,  1996,  the  Company
             has been in default  under the
             terms   of   the   Note,   and
             interest has been  accruing at
             the  default  rate  of 18% per
             annum.      As      additional
             consideration  to  the  lender
             for   making   the   loan,   a
             significant        stockholder
             personally   issued   to   the
             lender  60,000  shares  of his
             common stock,  valued at $1.00
             per  share.  The value of such
             shares has been capitalized as
             debt issuance expense.                   100,000              -

             Note payable, bearing interest
             at the  prime  rate,  original
             maturity  June  30,  1989  and
             unsecured.                                23,000             23,000

             Notes     payable,     bearing
             interest at 10% per annum, due
             on demand and unsecured.                  22,311             23,019
                                                     --------           --------
                                                     $225,311           $ 96,019
                                                     ========           ========





                                 CONSYGEN, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995


NOTE 5 -     Loans Payable
             -------------

             Loans payable consist of the following:

                                                             December 31,
                                                     ---------------------------
                                                       1995               1994
                                                     --------           --------

  Loan payable, bearing interest at 10% per
  annum, due on demand and unsecured.                $ 30,000           $   -

  Loan  payable  to  consultant, non-interest
  bearing, due on demand and unsecured
  (see Note 10).                                       50,000               -

  Loan payable, non-interest bearing, due on
  demand and unsecured.                                 8,000              8,000
                                                     --------           --------
                                                     $ 88,000           $  8,000
                                                     ========           ========


NOTE 6 -     Commitments and Contingencies
             -----------------------------

             Leases
             ------

             The Company's corporate offices are leased under a noncancelable operating lease, which expires in 1998. Rental expense was $49,884 and $48,144 in 1995 and 1994, respectively. Future minimum rental payments are as follows:

             Year Ending
            December   31,
            --------------
                1996              $    52,067
                1997                   55,496
                1998                   48,630
                                  -----------
                                    $ 156,193
                                  ===========




                                 CONSYGEN, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995



NOTE 6 -     Commitments and Contingencies (Continued)
             -----------------------------

             Legal Proceedings
             -----------------

             From time to time, the Company may be named in legal actions which are incidental to the industry in which the Company operates. Currently, the Company is not a party to any legal proceedings.


NOTE 7 -     Income Taxes
             ------------

             The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards, No. 109, "Accounting for Income Taxes". Deferred income taxes are provided with respect to differences between results of operations for financial reporting purposes and income tax purposes. In 1995 and 1994, the Company generated net operating losses.

             Deferred tax assets and liabilities are recorded based on differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when those differences are expected to reverse. As of December 31, 1995, the Company had a net operating loss carryforward (NOLC) for federal and state income tax purposes of approximately $11,807,000, which begins to expire in 1996.

             Pursuant to Section 382 of the Internal Revenue Code, due to changes in the ownership of the Company, the utilization of these loss carryforwards may be subject to an annual limitation based on a long-term tax exempt rate.

             For income tax purposes, the NOLC may be used by the Company to offset future taxable income. However, due to the Company's historical operating results, the Company has placed a 100% valuation reserve on the NOLC and other tax assets. The following table sets forth the components of deferred taxes at December 31, 1995:

             Accrued Liabilities and Other                $    10,000
             Net Operating Loss Carryforwards               3,265,000
             Valuation Reserve                             (3,275,000)
                                                          -----------

                                                          $    -0-
                                                          ===========




                                 CONSYGEN, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995



NOTE 8 -     Related Party Transactions
             --------------------------

             A significant shareholder, who is also an officer and director of the Company, and his relatives and affiliates have advanced funds to the Company on an as needed basis. As of December 31, 1995, such shareholder and his relatives had outstanding advances of $870,010 (see Notes 3, 9 and 10).


NOTE 9 -     Stockholders' Deficit
             ---------------------

             In February 1994, the Company converted $500,000 of a loan payable to a significant shareholder into 500,000 shares of common stock. In addition, an affiliate of a significant shareholder canceled certain loans it had made to the Company in the amount of $2,680,210. This amount was credited to the Company's additional paid-in capital.

             In October 1995, the Company's board of directors increased the number of authorized shares of common stock of the Company to 20,000,000 and changed the stated par value of such shares from $1 to $.01 per share. All periods presented have been retroactively adjusted to reflect this change.

             In November 1995, the Company issued 700,000 shares of common stock to advisors and consultants of the Company as consideration for services rendered, including 100,000 issued to a consultant (see Note 10). For accounting purposes, the shares were valued at $.50 per share, which was management's best estimate of fair value at the date of issuance. The accompanying financial statements include a charge of $300,000 for the issuance of such shares, which is included in general and administrative expenses. The remaining $50,000 has been capitalized as debt issuance expense.

             The Company has recognized a financial (imputed) interest charge on loans and notes payable as to which there were originally no stated interest rates. The interest has been charged to operations and credited to additional paid-in capital and is summarized as follows:

                                                      Year Ended
                                               ------------------------
                                                      December 31,
                                               ------------------------
                                                  1995          1994
                                               ----------    ----------

          Significant Stockholder and
            Affiliates                         $   65,516    $   21,493
          Others                                    1,500         -
                                               ----------    ----------

                                               $   67,016    $   21,493
                                               ==========    ==========




                                 CONSYGEN, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995


NOTE 9 -     Stockholders' Deficit (Continued)
             ---------------------

             In October 1995, the Board of Directors approved the Non-Qualified Stock Option Plan of the Company ("the Plan"), which covers 1,275,000 shares of the Company's common stock. Under the terms of the Plan, the exercise price per share may not be less than the par value of the Company's common stock. Options may be granted for terms of up to five years from the date of grant. At December 31, 1995, options to purchase an aggregate of 1,275,000 shares were granted under the Plan. The Plan and all options outstanding thereunder were terminated effective as of September 5, 1996, the closing of the C Square acquisition (see
Note 10). A new non-qualified stock option plan covering 1,500,000 shares was simultaneously adopted by C Square.

             The Company terminated warrants to purchase 1,000,000 shares of the Company's common stock, which were issuable in connection with the Company's $1,200,000 debt financing in 1996, effective as of the closing of the C Square acquisition. C Square simultaneously reserved for issuance replacement warrants to purchase 1,000,000 shares of C Square common stock (see Note 10).



NOTE 10 -    Subsequent Events
             -----------------

             Conversion of Loans Payable to Equity
             -------------------------------------

             During 1996, the Company issued to a significant shareholder, who is also an officer and director of the Company, an aggregate of 2,477,006 shares of common stock, of which 700,000 were issued in satisfaction of $700,000 in loans payable to such stockholder, and the remaining 1,777,006 shares were issued as compensation for services rendered by such person in his capacity as an officer and director of the Company. In addition, 98,000 shares of common stock were issued to certain individuals as consideration for advancing funds to the Company. For accounting purposes, all the shares were valued at $.50 per share, which was management's best estimate of fair value at the date of issuance.

             Debt Financings
             ---------------

             During 1995 the Company entered into an agreement with a consultant under which the consultant agreed to assist the Company in obtaining financing. In 1996, such consultant assisted the Company in raising approximately $1,200,000 in a private placement of debt. The debt bore interest at a rate of 10% per annum, was unsecured, and was to be repaid in one year. As additional consideration to the lenders, the Company agreed to issue warrants to purchase an aggregate of 1,000,000 shares of the Company's common stock at an exercise price of $5.00 per share. The warrants become exercisable one year from the date of the loan, have a term of two years and are callable upon 60 days notice. In connection with C Square's acquisition of the Company, the Company terminated these warrants and C Square reserved for issuance new warrants to purchase 1,000,000 shares of C Square common stock on the same terms and conditions. The Company issued 100,000 shares of its common stock to the consultant as a retainer for services to be rendered. Such shares were valued at $.50 per share and have been capitalized as debt issuance expense (see Note 9). As of December 31, 1995, such consultant had loaned the Company $50,000 (see Note 5), which was repaid in 1996. In addition, the consultant had loaned the Company $84,000 at December 31, 1996. This $84,000 loan was repaid by the Company in March 1997.



                                 CONSYGEN, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995



NOTE 10 -    Subsequent Events (Continued)
             -----------------

             Following the loan transaction, the Company's consultant transferred common stock of C Square held by it to the lenders in exchange for the Company's debt. As a result of this transaction, the Company's obligation to repay the lenders was extinguished and the Company became obligated to repay such consultant. On September 5, 1996, C Square and the consultant agreed that C Square would issue an aggregate of 200,000 shares of its common stock to such consultant, of which 173,648 shares was in cancellation of the Company's debt acquired by the consultant from the lenders and 26,352 shares were as payment for services.

             In March 1997, C Square raised $1,000,000 before deducting finder's fees of $100,000 through a private placement of convertible notes (the "Notes") in the principal amount of $1,000,000. The Notes are unsecured, bear interest at the rate of 6% per annum, are payable in March 2000, and are convertible into common stock of C Square. The principal amount of the Note is convertible into common stock of C Square at a rate equal to the lesser of (1) $10.85 per share (115% of the closing bid price of the common stock on March 21, 1997); or (2) that price which is equal to 70% of the average closing bid price of the common stock for the five trading days preceding the date of conversion. C Square is obligated to register the shares of common stock issuable upon conversion of the Notes, under the Securities Act of 1933, as soon as practicable after the closing date. C Square is obligated to pay certain penalties if the underlying shares are not registered under the Securities Act of 1933 within 90 days of the date of Closing. C Square may compel conversion of the Notes at any time after the expiration of six months after the effective date of the Registration Statement. The Notes are redeemable, at a price equal to 130% of the principal amount of the Notes, in the event that the price of C Square's common stock is less than the bid price on March 21, 1997.

             Acquisition by C Square Ventures, Inc.
             --------------------------------------

             On September 5, 1996, C Square Ventures, Inc. ("C Square"), a publicly held Texas corporation, pursuant to an exchange agreement, acquired 100% of the issued and outstanding shares of the Company directly from the stockholders of the Company. Immediately prior to the acquisition, C Square effected a 1 for 40 reverse split of its common stock. In connection with the acquisition, C Square issued an aggregate of 9,275,000 shares of its common stock in exchange for all of the issued and outstanding shares of the Company. The exchange resulted in the Company's shareholders holding a larger portion of the voting rights of C Square than was held by the C Square stockholders prior to the acquisition (approximately 69% at closing). The transaction has been treated as a reverse acquisition (purchase) with the Company being the acquiror and C Square being the acquired company. Subsequent to the acquisition, C Square changed its legal name to ConSyGen, Inc.

             Upon the closing of the acquisition, C Square issued 3,850,000 shares of common stock to various consultants for services rendered. Such shares were registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8. In addition, C Square issued 150,000 shares of common stock to a consultant for services rendered. These 4,000,000 shares were valued at $1.00 per share, which was management's best estimate of fair market value at the time of issuance.




                                 CONSYGEN, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995


NOTE 10 -    Subsequent Events (Continued)
             -----------------

             Strategic Alliances
             -------------------

             The Company's sales and marketing strategy is to enter into alliances with system integrators that provide computer related services to end-users. In general, under these arrangements, the systems integrator will contract with the Company to provide conversion services, including Year 200 correction services, to the integrator's customers. The Company believes that this approach affords it the opportunity to have its services marketed to a wide range of potential customers. The Company has entered into such alliances with several major corporations, including Unisys Corporation, Strategia Corporation, Agiss Software Corporation, SCB Computer Technology, and Millenium Enterprises.


         (b)  Exhibits.

                  Exhibit No.             Description of Exhibit

                       2                  Plan of Acquisition*
                       27                 Financial Data Schedule


* Previously filed as Exhibit to Form 8-K to which this Form 8-K/A-1 relates.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 ConSyGen, Inc.
                                 ------------------------------
                                 (Registrant)


Date:  June 2, 1997             /s/ Ronald I. Bishop
                                --------------------
                                    Ronald I. Bishop
                                     (President)





                                  EXHIBIT INDEX

EXHIBIT NO.                 DESCRIPTION OF EXHIBIT


       2                    Plan of Acquisition*
      27                    Financial Data Schedule


* Previously filed as Exhibit to Form 8-K to which this Form 8-K/A-1 relates.